SPARTAN MOTORS, INC.
1000 REYNOLDS RD. CHARLOTTE, MI 48813 USA TELEPHONE 517.543.6400 FACSIMILE 517.543.5403 WEB PAGE – WWW.SPARTANMOTORS.COM

FOR IMMEDIATE RELEASE

Spartan Motors and Utilimaster Announce Strategic
 Alliance with Isuzu Commercial Truck of America

CHARLOTTE, Mich., April 22, 2010 – Spartan Motors, Inc. (Nasdaq: SPAR), a leading manufacturer of specialty chassis and vehicles, today announced a strategic alliance with Isuzu Commercial Truck of America, Inc., a market leader in class 3 through 5 trucks, to assemble Isuzu’s gasoline-powered N-series chassis. In addition, Spartan’s subsidiary Utilimaster Corporation and Isuzu have agreed to develop a next-generation commercial van, utilizing an Isuzu fuel-efficient diesel powertrain.

“We expect these agreements to be the beginning of a long-term relationship with one of the leading diesel engine and commercial vehicle manufacturers in the world,” said John Sztykiel, President and CEO of Spartan Motors. “This relationship with a market leader like Isuzu enhances Spartan’s ability to leverage our capacity and engineering and manufacturing expertise, which is critical as the landscape for the commercial vehicle market is being transformed by economic, environmental and regulatory forces even as the market is poised for growth.”

Under the terms of the agreement, Spartan will assemble the newly reintroduced Isuzu N-Series chassis, a low-cab-forward chassis powered by a General Motors 6.0-liter V-8 gasoline engine. The chassis will be built to Isuzu’s specifications using a General Motors powertrain at a Spartan assembly facility. Initial production of the N-series chassis is set to begin in the second quarter of 2011.

Shaun Skinner, Executive Vice President and General Manager of Isuzu Commercial Truck of America, commented: “The reintroduction of this product rounds out the traditional Isuzu product line and positions our dealer base to once again offer the broadest line of low-cab-forward solutions.”

In addition to the N-Series chassis assembly agreement, Spartan subsidiary Utilimaster Corporation , and Isuzu have entered into an exclusive agreement under which Utilimaster will use Isuzu’s diesel chassis to power a next-generation commercial van currently under development by the two companies.

“We have worked extensively with key customers to develop this product from the ground up, and the response to the vehicle thus far has been very encouraging,” said John Marshall, Senior Vice President of Sales & Marketing for Utilimaster. “This next-generation vehicle offers best-in-class fuel economy and lower total cost of ownership, while offering important additional features to support commercial van customers, including a distinctly automotive aesthetic, which we believe will set it apart in the market.”

Key specifications for the next-generation van include:

  The van will be rated up to 12,000 lbs GVWR and will be produced in a number of models with cargo capacities up to 600 cubic feet
  The new line will be powered by an Isuzu 4-cylinder, 3-liter engine that delivers 150 horsepower
  The engine is 2010 EPA and CARB OBD compliant, offering best-in-class fuel economy
  The model 4J truck diesel engine and 6-speed automatic transmission used in the new line offers a B10 engine life of 310,000 miles, which means that 90 percent of these engines and transmissions will go more than 310,000 miles before requiring major service
  Models will feature lower floors to allow for easier entrance and egress and a taller interior height in the cargo area to allow for walk-through capability in the cab and cargo areas

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Spartan and Isuzu said their combined effort is the first in the industry to offer an integrated design for heavy-duty commercial vans specifically designed to reduce the cost of ownership while setting a new standard for fuel economy and reduction of carbon emissions. Spartan and Utilimaster anticipate using the new product line to expand their breadth of its addressable market. Initial prototypes of the new commercial van are scheduled to be introduced in the third quarter or early in the fourth quarter of 2010, with full production scheduled to commence in the second half of 2011.

“We see our global assembly and product development alliance with Isuzu as a critical step in leveraging our core chassis and vehicle experience, while simultaneously expanding our end market potential,” noted Sztykiel. “Just as the Isuzu relationship is a starting point, not an end point, the same is true with Utilimaster and the commercial van platform; over time it will be about more than delivery and service.

“The new van project has been in development for more than 18 months and represents a significant portion of our R&D spend. It clearly positions Utilimaster for market share gains and a proprietary platform for entering new delivery and service niches, while taking advantage of other market applications over time. This agreement marks the early achievement of some of the promise we saw when we acquired Utilimaster last year and the continuation of the innovation trend that has been one of Spartan’s hallmarks since our founding.”

About Spartan Motors
Spartan Motors, Inc. (www.spartanmotors.com) designs, engineers and manufactures specialty chassis, specialty vehicles and truck bodies and aftermarket parts for the Outdoor Recreation/RV, emergency-response, defense, government services, delivery and service markets. The company’s brand names –

Spartan™, Crimson Fire™, Crimson Fire Aerials™, Road Rescue™ and Utilimaster® – are known for quality, value, service and being the first to market with innovative products. The company employs approximately 1,600 at facilities in Michigan, Pennsylvania, South Carolina, South Dakota, Indiana and Texas. Spartan reported sales of $430 million in 2009 and is focused on becoming a global leader in the manufacture of specialty vehicles and chassis.

About Isuzu
Isuzu Motors Limited is one of the world’s largest manufacturers of medium- and heavy-duty trucks. Since building its first truck in 1918, Isuzu has sold over 26 million trucks worldwide. Among its innovations are the first air-cooled diesel engine in 1936, the first two-ton low-cab-forward truck in 1959, and the first direct-injection diesel engine.

Headquartered in Anaheim, California, Isuzu Commercial Truck of America, Inc. is the distributor of Isuzu commercial vehicles in the United States. Isuzu has been the best-selling low-cab-forward truck in America every year since 1986. For more information, call (866) 441-9638 or visit www.isuzucv.com.

This release contains forward-looking statements, including, without limitation, statements concerning our business, future plans and objectives and the performance of our products. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. Technical complications may arise that could prevent the prompt implementation of the plans outlined above. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company's Annual Report on Form 10-K filing and other filings with the United States Securities and Exchange Commission (available at http://www.sec.gov). Government contracts and subcontracts typically involve long payment and purchase cycles, competitive bidding, qualification requirements, delays or changes in funding, extensive specification development and changes, price negotiations and milestone requirements. An announced award of a governmental contract is not equivalent to a finalized executed contract and does not assure that orders will be issued and filled. Government agencies also often retain some portion of fees payable upon completion of a project and collection of contract fees may be delayed for long periods, which can negatively impact both prime contractors and subcontractors. The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT: John Sztykiel, CEO, or Joseph Nowicki, CFO Spartan Motors, Inc. (517) 543-6400	Jeff Lambert or Jeff Tryka, CFA Lambert, Edwards & Associates (616) 233-0500 / jtryka@lambert-edwards.com

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